PARTICIPATION AGREEMENT

Among

VANGUARD VARIABLE INSURANCE FUND

and

THE VANGUARD GROUP, INC.

and

VANGUARD MARKETING CORPORATION

and

NATIONWIDE LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of the 28th day of February, 2008, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), a Delaware business trust, THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (hereinafter the “Distributor”), a Delaware corporation, and NATIONWIDE LIFE INSURANCE COMPANY (hereinafter the “Company”), an Ohio corporation, on its own behalf and on behalf of each segregated asset account of the Company named in Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”).

WHEREAS, the Fund was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Fund and the Sponsor (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio,” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the “Advisers”), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable life insurance policies that will offer the Portfolios of the Fund as underlying investment options

(the “Variable Insurance Products”), which Accounts and Variable Insurance Products are registered under the 1940 Act and the 1933 Act, respectively; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to the Variable Insurance Products; and

WHEREAS, the Distributor is a wholly-owned subsidiary of the Sponsor, is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of each Account to fund the Variable Insurance Products and the Sponsor is authorized to sell such shares to the Accounts at net asset value; and

WHEREAS, the Sponsor and Nationwide Financial Services, Inc., the parent company of the Company, have entered into a Defined Contribution Clearance & Settlement Agreement dated as of _________, 2008, as amended or modified from time to time (the “DCC&S Agreement”) which sets forth, among other things, the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Sponsor and the Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1  The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders, in accordance with Sections 4(b)(iv), (v), (vi) and (vii) and 6(c) of the DCC&S Agreement and the Operating and Contingency Procedures/Defined Contribution Clearance & Settlement attached to the DCC&S Agreement, as they may be modified from time to time in accordance with Section 16(b) of the DCC&S Agreement (the “DCC&S Operating/Contingency Procedures”).

1.2       The Fund, subject to the provisions of Article XI of this Agreement, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading.  Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person including, but not limited to, the Company, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.  Further, it is acknowledged and agreed that the availability of shares of the Fund shall be subject to the Fund’s then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

1.3           The Fund and the Sponsor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.4           The Fund and the Sponsor will not sell Fund shares to any Participating Insurance Company or its separate account unless an agreement containing a provision substantially the same as Section 2.4 of Article II of this Agreement is in effect to govern such sales.

1.5  The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by an Account, in accordance with the DCC&S Operating/Contingency Procedures.  The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information.  The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.  With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, Sections 7(b) and (c) of the DCC&S Agreement and the DCC&S Operating/Contingency Procedures shall apply.

1.6  The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus and the accompanying statement of additional information.

1.7  Issuance and transfer of a Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.  The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio of the Fund identified in Schedule B hereto.

1.8  The Company hereby elects to receive all income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.  The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.

1.9  The Fund shall make the daily net asset value for each Portfolio available on a per share basis to the Company pursuant to Section 5(d) of the DCC&S Agreement.  In the event of an error in the computation of the Fund’s net asset value per share, Section 7(d) of the DCC&S Agreement shall apply.

1.10  Extraordinary Events.  The Company is not authorized to accept as the Fund’s designee any individual purchase or redemption of shares in an amount which equals or exceeds the “Large Transaction Amount” for a Portfolio (as specified in Schedule C) where such order is the result of an “Extraordinary Event” of which the Company is aware, unless the Company has notified the Sponsor of such order as soon as practicable following the Company becoming aware of the Extraordinary Event and, with respect to purchases or redemptions of which the Company is aware, in no event later than one hour prior to close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) on the trade date.  For these purposes, an “Extraordinary Event” shall mean an event outside normal operations such as an entire Account moving into or out of a Portfolio or an asset transfer arising from a merger, acquisition or divestiture.  In addition, in accordance with the prospectus of the Fund, the Sponsor reserves the right to refuse any purchase order, or to delay delivery of redemption proceeds or redeem in-kind for any redemption order, which the Sponsor, in its sole discretion, deems disruptive or detrimental to the shareholders of the applicable Portfolio.  In connection with any redemption order that equals or exceeds the applicable Large Transaction Amount and results from an Extraordinary Event, the Sponsor reserves the right to delay delivery of redemption proceeds for up to seven days, to the extent permitted by applicable law or regulation, or to effect the redemption through an in-kind distribution of securities.  The Sponsor reserves the right to amend or revise Schedule C at any time and will provide at least 30 days’ advance notice of such revision to the Company.

1.11  The parties acknowledge that the Company’s ability to comply with modifications or amendments to the DCC&S Agreement, including, without limitation, the DCC&S Operating/Contingency Procedures, may be limited by certain contractual obligations contained in the Variable Insurance Products, certain rights contained in the Variable Insurance Product prospectuses, and/or applicable state insurance laws and regulations.  If pursuant to any such limitation, the Company reasonably believes that it is required to delay its compliance with a modification or amendment to the DCC&S Agreement, the Company will notify the Sponsor within three days and will work cooperatively with the Sponsor to comply with any such modifications or amendments as soon as reasonably practicable and to determine whether other actions may be taken by the Company in order to comply with such modifications or amendments.

ARTICLE II.  Representations and Warranties

2.1  The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 3907.15 of the Ohio Insurance Code; that it has and will maintain the capacity to issue all Variable Insurance Products that may be sold; and that it is properly licensed, qualified and in good standing to offer and sell the Variable Insurance Products under applicable state law in jurisdictions where the Variable Insurance Products will be offered and/or sold.

2.2  The Company represents and warrants that the Variable Insurance Products are registered under the 1933 Act.

2.3  The Company represents and warrants that it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Variable Insurance Products.

2.4  The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Ohio and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify its shares for sale in all states and will promptly notify the Company if shares are not qualified in a particular state.

2.5  The Fund represents that it is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain qualification (under Subchapter M or any successor or similar provision) and (ii) it will notify the Company immediately upon having a reasonable basis for believing that it ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the “look through” provisions of Section 817(h) of the Code, and that as a result the Variable Insurance Products will almost certainly fail to qualify as endowment or life insurance contracts under Section 817(h) of the Code.

2.6  The Company represents that the Variable Insurance Products will be treated as endowment or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Sponsor immediately upon having a reasonable basis for believing that the Variable Insurance Products have ceased to be so treated or that they might not be so treated in the future.

2.7  The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

2.8  The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Ohio and the Fund and the Sponsor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Ohio to the extent required to perform this Agreement.

2.9  The Distributor represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Ohio and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.10  The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

2.11  The Sponsor represents and warrants that the Advisers to the Fund are, and the Sponsor shall use its best effort to cause the Advisers to remain, duly registered in all material respects under all applicable federal and state securities laws and to perform their obligations for the Fund in compliance in all material respects with the laws of the State of Ohio and any applicable state and federal securities laws.

2.12  The Fund and Sponsor represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.13  With respect to the Variable Insurance Products, which are registered under the 1933 Act, the Company represents and warrants that:

(a)  Nationwide Investment Services Corporation is the principal underwriter for each such Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act;

(b)  the shares of the Portfolios of the Fund are and will continue to be the only investments securities held by the corresponding subaccounts (the subaccounts are divisions of the variable account to which the underlying Fund shares are allocated and for which accumulation units are separately maintained); and

(c)  with regard to each Portfolio, the Company, if permitted by law, on behalf of the corresponding subaccount, will vote such shares held by it in the same proportion as the vote of all other holders of such shares.

2.14  The Fund represents that it will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE III.  Offering Documents and Reports

3.1  The Fund, the Sponsor or their designee shall provide the Company (at the Sponsor’s expense) with as many copies of the Fund’s current prospectus as the Company may reasonably request. The Company shall provide a copy of the Fund’s prospectus annually to each owner of a Variable Insurance Product.

3.2  The Fund’s prospectus shall state that the statement of additional information for the Fund is available from the Sponsor (or in the Fund’s discretion, the prospectus shall state that the statement of additional information is available from the Fund) and the Sponsor (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Variable Insurance Product or prospective owner who requests such statement.

3.3  The Fund, at its own expense, shall provide the Company with copies of its reports to shareholders, other communications to shareholders, and, if required by applicable law, proxy material, in such quantity as the Company shall reasonably require for distributing to Variable Insurance Product owners. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within fifteen (15) days prior to the Company’s obligation to mail, and the Company agrees to provide the Fund with advance notice of such date. If the documents are not delivered to the Company within ten (10) days of the Company’s obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs (including, but not limited to, overtime for printing and mailing).

ARTICLE IV.  Sales Material and Information

4.1  The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, its Advisers or the Sponsor is named, at least ten Business Days prior to its use.  The Company may use such material (a) in fewer than ten Business Days if it receives the written consent of the Fund or its designee or (b) after ten Business Days if the Fund or its designee does not reasonably object to such use within ten Business Days after its receipt of such material.  No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.  Notwithstanding the foregoing, the Company may use, and the Sponsor and the Fund authorize the Company to use, the names or other identifying marks of, and certain information about, the Sponsor and the Fund, without prior approval, as follows:  in a listing by name of funds generally available through the Variable Insurance Products; and in fund fact sheets containing Fund-specific data furnished by the Sponsor or the Fund or data obtained from publicly available databases maintained by reputable sources such as Morningstar, Inc., provided such data is properly attributed to its source by the Company.

4.2  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Variable Insurance Products other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Sponsor, except with the permission of the Fund or the Sponsor or the designee of either.

4.3	The Fund, the Sponsor, the Distributor or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4           The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, prior to or contemporaneously with the filing of each document with the SEC or other regulatory authorities.

4.5  The Company will provide to the Fund, upon request, at least one complete copy of all prospectuses, reports, solicitations for voting instructions, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Variable Insurance Products or each Account, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6  The Company and the Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Variable Insurance Products, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination, unless prohibited by law.

4.7  The Fund and the Sponsor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the prospectus for any Account. The Fund and the Sponsor will cooperate with the Company so as to enable the Company to solicit voting instructions from owners of Variable Insurance Products, to the extent a solicitation is required by applicable law, or to make changes to its prospectus in an orderly manner.

4.8  For purposes of this Article IV, the phrase “sales literature and other promotional material” includes, but is not limited to, sales literature (i.e., any written communication distributed or made generally available to customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, shareholder reports, and proxy materials.

4.9  Certain Transactions and Restrictions.

(a)           The Company agrees that it will provide, not later than ten Business Days after receipt of a written request by the Sponsor on behalf of the Fund, the Taxpayer Identification Number of any or all Variable Insurance Product owner(s) and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Variable Insurance Product owner(s) in an Account investing in the Fund through an account maintained by the Company during the specific period covered by the request.  Notwithstanding the foregoing, if the Sponsor requests information specified in this paragraph (a) that is older than 180 days, the Company shall (i) use its best efforts to provide such information as soon as reasonably practicable, and (ii) within five Business Days after receipt of such a request, shall inform the Sponsor of the time required by the Company to provide the requested information; provided, however, if the Sponsor is requesting the information in response to a request by regulatory authority or requirement of applicable law or judicial process, the Company, if notified by the Sponsor of any required response times at the time of the request for information, shall use its best efforts to provide such information within the required timeframes.

(b)           The Sponsor, on behalf of the Fund, agrees that the information provided pursuant to paragraph (a) above will not be used for marketing or any other purpose not related to (i) limiting or reducing abusive trading in shares issued by the Fund, (ii) collecting purchase or redemption fees (if any), or (iii) fulfilling other regulatory or legal requirements, subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

(c)           The Company agrees that it will execute written instructions from the Sponsor on behalf of the Fund, including instructions to restrict or prohibit purchases or exchanges of Fund shares in specific accounts or by or on behalf of specific Variable Insurance Product owners identified by the Fund as having engaged in transactions in Fund shares that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.  Any such instructions by the Sponsor shall include the Taxpayer Identification Number or equivalent identifying number of the Variable Insurance Product owner(s) to which the instructions relate and the specific restriction(s) to be executed.  The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than fourteen calendar days after receipt of the instructions by the Company.  Upon request of the Company, the Sponsor agrees that it will provide the Company reasonable assistance in providing the affected Variable Insurance Product owner(s) information reasonably requested regarding the restriction or prohibition.

(d)           The parties acknowledge that the Company’s ability to execute the Sponsor’s instructions may be limited by certain contractual obligations contained in the Variable Insurance Products, certain rights contained in the Variable Insurance Product prospectuses, and/or applicable state insurance laws and regulations.  If pursuant to any such limitation, the Company reasonably believes that it is prevented from complying with a request from the Sponsor to restrict or prohibit trading, the Company will notify the Sponsor within three Business Days of receiving such request and will work cooperatively with the Sponsor to determine whether other actions may be taken by the Company in order to protect Fund shareholders from dilution of the value of outstanding securities issued by the Fund.

ARTICLE V.  Fees and Expenses

5.1	The Fund and Sponsor shall pay no fee or other compensation to the Company under this Agreement. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and or to the Accounts.

5.2	All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.3	The Fund shall bear the expenses of printing, and the Company shall bear the expenses of distributing, the Fund’s prospectus to owners of Variable Insurance Products issued by the Company. The Company shall bear the expenses of distributing the Fund’s proxy materials (to the extent such proxy solicitation is required by law) and reports to owners of Variable Insurance Products.

ARTICLE VI.  Diversification

6.1  The Fund will at all times invest money from the Variable Insurance Products in such a manner as to ensure that the Variable Insurance Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Sponsor represent and warrant that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for endowment or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify, each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

6.2  The Fund and the Sponsor represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII.  Indemnification

7.1           Indemnification by the Company

(a)           The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, the Sponsor and the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares through the Variable Insurance Products and:

(i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Insurance Products or contained in the policy or sales literature for the Variable Insurance Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Insurance Products or in the policy or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or the Fund shares; or

(ii)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products or Fund Shares; or

(iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)  result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)  arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

(b)           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Fund, whichever is applicable.

(c)           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on a designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such a party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Insurance Products or the operation of the Fund.

7.2           Indemnification by the Sponsor

(a)            The Sponsor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in the policy or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

(ii)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or  policy or sales literature for the Variable Insurance Products not supplied by the Sponsor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration, prospectus, policy or sales literature covering the Variable Insurance Products, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)  result from any failure by the Sponsor or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)  arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b)           The Sponsor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)           The Sponsor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Sponsor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Sponsor of any such claim shall not relieve the Sponsor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In any case any such action is brought against the Indemnified Parties, the Sponsor will be entitled to participate, at its own expense, in the defense thereof.  The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Sponsor to such party of the Sponsor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Sponsor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Company agrees promptly to notify the Sponsor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

7.3           Indemnification by the Fund

(a)           The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or action in respect thereof) or settlements resulting from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)           arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii)           arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

(b)           The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Sponsor or each Account, whichever is applicable.

(c)           The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Fund to such party or the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party independently in connection with the defense thereof other than reasonable costs of litigation.

(d)           The Company and the Sponsor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of an Account, or the sale or acquisition of shares of the Fund.

7.4           Indemnification by the Distributor

(a)           The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify hall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, policy or sales literature for the Variable Insurance Products not supplied by the Distributor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, policy or sales literature covering the Variable Insurance Products, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)           result from any failure by the Distributor or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor of the Fund;

as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c) hereof.

(b)           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In any case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof.  The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each account.

ARTICLE VIII.  Proprietary Information and Privacy

8.1           Each party hereto acknowledges that Confidential Information (as defined below) provided or disclosed by one party (the “disclosing party”) to another party (the “receiving party”) pursuant to this Agreement constitutes the valuable property of the disclosing party.

(a)           The receiving party agrees that, should it come into possession of or have Access (as defined below) to any Confidential Information of the disclosing party, pursuant to this Agreement or any other agreement related to services under this Agreement, the receiving party shall use its best efforts to hold such Confidential Information in confidence and refrain from using, disclosing, or distributing any of such Confidential Information except (i) as required or necessary to carry out the obligations imposed by this Agreement, (ii) with the disclosing party’s prior written consent, or (iii) as required by law or judicial process; provided, that before disclosing any Confidential Information under a court order or operation of law, the receiving party shall provide the disclosing party reasonable notice (if permitted by law) and the opportunity to object to or limit such disclosure.

(b)           The receiving party agrees not to disclose the Confidential Information of the disclosing party to any third party, except for the receiving party’s (i) officers, employees and directors who have a business need to know such information, and (ii) consultants, agents or independent contractors who have a business need to know such information and have entered into binding obligations of confidentiality substantially similar to, and no less restrictive than, the obligations set forth in this Article VIII.

(c)           Notwithstanding the foregoing, this Article shall not prohibit the receiving party from utilizing the disclosing party’s Confidential Information for any purpose whatsoever, if and to the extent such Confidential Information: (i) is or becomes a matter of public knowledge through no fault of the receiving party; or (ii) was in the receiving party’s possession or known by it prior to receipt from the disclosing party; or (iii) was rightfully disclosed to the receiving party by another person without restriction; or (iv) is independently developed by the receiving party without access to the disclosing party’s Confidential Information.

(d)           Each party agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm-Leach-Bliley Act of 1999.  Each party agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information (as defined below).  Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach, such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate.

(e)           The Sponsor and the Fund acknowledge that any Company Customer Information that they receive or to which they have Access must be properly disposed of so that it is rendered unreadable or indecipherable, such as by burning, shredding, pulverizing or erasure.

(f)           The Sponsor has established and maintains procedures for the notification of affected persons in the event of a breach of security involving confidential information owned, licensed or maintained by the Sponsor and relating to such persons.  The Sponsor agrees to notify the Company promptly following the discovery or notification of any breach of security involving Customer Information or other confidential information provided to the Sponsor or the Fund by the Company pursuant to this Agreement in accordance with its notification procedures as in effect from time to time.

8.2           For purposes of this Article VIII:

(a)           “Access” means, but shall not be limited to, the ability to view, receive, process or handle data or the media on which such data resides.

(b)           “Confidential Information” means material or information proprietary to the disclosing party or designated as Confidential Information by the disclosing party and not generally known by third parties.  Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing):  discoveries; ideas; concepts; all computer programs and procedures developed by the disclosing party or the disclosing party’s affiliates or agents in connection with the disclosing party’s performance of its duties under this Agreement; marketing techniques and materials; marketing and development plans and procedures; Customer Information, employee names, addresses, telephone numbers, and other information related to employees; price lists; pricing policies and financial information.  Confidential Information also includes any information described above which the receiving party obtains from a third party or is jointly developed by the parties and which either party treats as proprietary or designates as Confidential Information.

(c)           “Customer Information” means the identities of the other party’s customers (including, with respect to the Company, for purposes of this Article, the names, addresses, telephone numbers, taxpayer identification numbers, and other personally identifiable information relating to Variable Insurance Product owners).

ARTICLE IX.  Anti-Money Laundering Policies

To the extent applicable, the Sponsor, the Fund, the Distributor and the Company each agree to comply with all anti-money laundering statutes, rules, regulations and guidance of government and/or self-regulatory organizations.

ARTICLE X.  Applicable Law

10.1      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Ohio.

10.2      This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI.  Termination

11.1           This Agreement shall continue in full force and effect until the first to occur of:

(a)  termination by any party for any reason by sixty (60) days’ advance written notice delivered to the other parties; or

(b)  termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Variable Insurance Products; or

(c)  termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Variable Insurance Products issued or to be issued by the Company; or

(d)  termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(e)  termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified in Article VI hereof (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(f)  termination by the Fund, Sponsor, or Distributor by written notice to the Company, if any of the Fund, Sponsor, or Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

(g)  termination by the Company by written notice to the Fund and the Sponsor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Sponsor, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity.

11.2        Notwithstanding any termination of this Agreement, the Fund and the Sponsor shall, at the option of the Company, continue to make available shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

11.3           The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company’s assets held in its general account) except (a) as necessary to implement Variable Insurance Products owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”).  Upon request, the Company will promptly furnish to the Fund and the Sponsor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Sponsor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the policies, the Company shall not prevent owners of Variable

Insurance Products from allocating payments to a Portfolio that was otherwise available under the policies without first giving the Fund or the Sponsor 90 days’ notice of its intention to do so.

ARTICLE XII.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:                                                      Vanguard Variable Insurance Fund
P.O. Box 2600
Valley Forge, PA  19482
Attn:  Heidi Stam

If to the Sponsor:                                                      The Vanguard Group, Inc.
P.O. Box 2600
Valley Forge, PA  19482
Attn:  Heidi Stam

If to the Distributor:                                                      Vanguard Marketing Corporation
P.O. Box 2600
Valley Forge, PA  19482
Attn:  Heidi Stam

If to the Company:                                                      Nationwide Life Insurance Company
One Nationwide Plaza 1-12-04
Columbus, OH  43215
Attn:  Product Officer – Investment and Advisory Services

ARTICLE XIII.  Miscellaneous

13.1           It is understood and stipulated that neither the shareholders of any Portfolio nor the officers or trustees of the Fund shall be personally liable hereunder.

13.2           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3           This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.5           Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.6           The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.7           This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

13.8           The Company shall furnish, or cause to be furnished, to the Fund or its designee copies of the following reports:

(a)           the Company’s Annual Financial Statement on Statutory Basis as soon as practical and in any event within 90 days after the end of each fiscal year; and

(b)           any registration statement, prospectus or other materials distributed in connection with the sale of the Variable Insurance Products to the extent such registration statement, prospectus or other materials reference the Fund.

13.9           This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND

By: ____________________________________

Name: _________________________________

Title: __________________________________

THE VANGUARD GROUP, INC.

By: ____________________________________

Name: _________________________________

Title: __________________________________

VANGUARD MARKETING CORPORATION

By: ____________________________________

Name: _________________________________

Title: __________________________________

NATIONWIDE LIFE INSURANCE COMPANY

By: ____________________________________

Name: _________________________________

Title: __________________________________

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account                                                                           Contracts Funded by Separate Account

Nationwide VLI Sep Acct – 4                                                                                     BOA CVUL Future

SCHEDULE B

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio
Total Bond Market Index Portfolio
High-Yield Bond Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio
International Portfolio
Total Stock Market Index Portfolio
Capital Growth Portfolio

SCHEDULE C

LARGE TRANSACTION AMOUNTS

Portfolio                                                      Large Transaction Amount

Money Market Portfolio
Total Bond Market Index Portfolio
High-Yield Bond Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio
International Portfolio
Total Stock Market Index Portfolio
Capital Growth Portfolio